JUDGMENT PAYMENT AGREEMENT

	THIS JUDGMENT PAYMENT AGREEMENT (the "Agreement") is made and entered into as of February 15, 2001 by and between EPICUS, INC., f/k/a Epic Communications, Inc. f/k/a Telephone Company of Central Florida, Inc. ("Epicus") and SPRINT-FLORIDA, INC. ("Sprint")

                                     WITNESSETH:


	WHEREAS, on August 23, 2000, Sprint instituted an action against Telephone Company of Central Florida, Inc. ("TCCF") as Case Number CIO-00-6197 in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida styled Sprint-Florida, Inc. v. Telephone Company of Central Florida, Inc. (the "Lawsuit"); and

	WHEREAS, in the Lawsuit Sprint sought to collect certain sums Sprint claims to be due and owing pursuant to the terms of that certain Master Resale Agreement for the State of Florida dated May 17, 1999 executed by and between the TCCF and Sprint (the "Resale Agreement"); and

	WHEREAS, on December 21, 2000 a summary final judgment was entered in favor of Sprint and against EPICUS in the amount of $321,587.52, together with interest thereon at the rate provided by law from and after the date of the summary final judgment (the "Judgment"); and

	WHEREAS, TCCF changed its name to Epic Communications, Inc., which in turn changed its name to EPICUS, INC., and

	WHEREAS, the parties desire to avoid any further expense resulting from efforts to collect, by contested actions, the amounts owing on the Judgment, to provide for an orderly satisfaction of the Judgment, and to otherwise resolve once and forever the claims between them.

	NOW THEREFORE, for and in consideration of the foregoing premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted, the parties agree as follows:

1.	All parties acknowledge and agree that the foregoing premises are true and correct in all respects.

2.	All parties acknowledge and agree that the Judgment shall be satisfied, in full, by the following payments to be made by EPICUS to Sprint:

        a. The payment of $10,000.00 on the 15th day of each month for 18 consecutive months commencing March 15, 2001 and continuing on the 15th day of each month thereafter through and including September 15, 2002;

        b. The payment, on or before October 15, 2002, of the sum of $141,587.52.


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3.	Upon all payments being made as set forth above, Sprint shall execute one or more satisfactions of Judgment, in a form reasonably satisfactory to counsel for EPICUS, and which shall be appropriate for recordation and/or to otherwise satisfy the Judgment in the State of Florida.

4.	Notwithstanding the foregoing paragraph, until such time as all payments required to be made hereunder have been made, the Judgment shall continue to accrue interest and otherwise remain outstanding, and will not be adversely impacted by the execution of, and/or part performance of, the obligations under this Agreement, other than for a reduction in the amount owing on the Judgment for any and all amounts actually paid hereunder.

5.	Once all payments required to be paid hereunder have been paid,
Sprint shall then, but only then, negotiate in good faith with EPICUS to reach agreement on the terms of a Master Resale Agreement for Sprint and EPICUS for resale of Sprint's local telecommunication services by EPICUS within certain regions of the State of Florida. This provision shall not be construed or interpreted to require the entering into of any such agreement; rather, this provision shall only be interpreted to require Sprint to negotiate in good faith to attempt to reach the terms of such an agreement.

6.	In the event any amounts required to be paid hereunder are not made on or before the 15th day of any month, Sprint may, at its option, give written notice of such default to EPICUS in the manner provided herein.
In the event EPICUS has not cured such default on or within five days of the date such notice of default has been given in accordance with paragraph 8 below (a "Default"), then and in such event, Sprint without any other notice whatsoever, may immediately declare this Agreement to be in default, and to thereafter pursue collection of the Judgment, in full, except for such amounts as have been actually paid hereunder and in doing so may pursue any and all collection remedies available under applicable law.

7.	All parties hereto acknowledge, covenant and agree that Sprint may, at its option, record in the public records of any county in the State of Florida that it deems appropriate a certified copy or copies of the Judgment, may deliver a writ of execution(s) to the sheriff of such county or counties in the State of Florida it deems appropriate and/or undertake such other action as may create a judgment lien on the real or personal property of EPICUS in the State of Florida, without being necessary or appropriate to perfect under applicable state or federal law (including bankruptcy law) a judgment lien on the real and personal property of EPICUS, Sprint shall not otherwise undertake any action to collect the Judgment unless and until a default hereunder has occurred.

8.	Any and all payments required to be made hereunder shall be made to
Sprint at the following address:

                Sprint-Florida, Inc.
                Attn: Joan Seymour
                MS: FLAPKA0202
                555 Lake Border Drive
                Apopka, FL  32703


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For purposes of this agreement, a payment shall be conclusively deemed to have been made at the time of actual receipt of collected funds at the designated address. Payments shall be made at the above address until such time as a written notice of a change of address to which payment should be made has been prived to EPICUS in accordance with paragraph 9 below.

9	All notices, elections, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given at the time personally delivered or on the third day after such is postmarked and mailed by any party by registered or certified United States Mail, postage prepaid thereon, return receipt requested, addressed to the parties as follows, or to such other person or place specified by any party hereto in any notice given in accordance with the terms hereof:

                If to Sprint:

                Sprint-Florida, Inc.
                Attn: Joan Symour
                MS:FLAPKA0202
                555 Lake Border Drive
                Apopka, FL  32703

                With cpies to:

                Andrew M. Brumby, Esq.
                Shutts & Bowen LLP
                300 S. Orange Ave., Suite 1000
                Orlando, FL  32801

                Gloria Kniffen, Esq.
                Spring, Incorporated
                8140 Ward Parkway
                Kansas City, Missouri 64114

                If to EPICUS

                Gerard Haryman
                3599 W. Lake Mary Blvd., Ste E
                Lake Mary, FL 32746

                With a copy to:

                Kevin Mangum, Esq.
                Meininger, Fisher & Manm
                111 N. Orange Ave., Ste 1750
                Orlando, FL 32802


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10.	 The parties hereto do covenant and agree that they shall execute any and all such other and further documents as counsel to any party hereto may reasonably request in order to effectuate the terms, purposes and intents of this Agreement.

11.	Each party hereto shall be responsible for his, her or its own attorneys' fees incurred in connection with the Lawsuit, the Judgment, and/or the preparation and execution of this Agreement. Notwithstanding the foregoing sentence, the prevailing party in any action under this Agreement, or under any document referred to or contemplated hereby shall be entitled to recover from the nonprevailing party or parties reasonable attorneys' fees on trial or on appeal and which are incurred in the enforcement of its rights herein.

12.	This Agreement constitutes the sole and entire agreement between the parties regarding the subject matter hereon and there are no other covenants, promises, agreements or understandings regarding the same except as expressly set forth herein.

13.	No modification or attempted modification of the terms hereof shall be effective, absent a signed writing by all the parties hereto.

14.	Time is of the essence of the provisions of this Agreement.

15.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

16.	The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

17.	There is not intended to be, nor shall there by, any third party beneficiaries to this Agreement.

18.	The failure of any party to seek redress for a violation of, or upon the strict performance of any covenant or condition of this Agreement shall not constitute a waiver thereof, unless otherwise specifically set forth in writing.

19.	Each of the parties hereto has represented and warranted to the other parties that it has read and considered the terms of this Agreement, has consulted, to the extent being necessary or appropriate, the attorney of its own choice, and executes the same as its own free and voluntary act.

State of _______

County of ________

	The foregoing instrument was acknowledged before me this ____ day of ______ 2001 by _______, as ________ of SPRINT-FLORIDA, INC., on behalf of the corporation, who is personally known to me or who has produced ________ as identification and who (did/did not) take an oath.



                                           _______________________
                                           NOTARY PUBLIC

                                           _______________________
                                           Typed or Printed Name of Notary
                                           My commission expires:_____________
                                           Serial No., if any?:_______________


           State of _______

County of ________

	The foregoing instrument was acknowledged before me this ____ day of ______ 2001 by _______, as ________ of EPICUS, INC., f/k/a Epic
Communications, Inc., f/k/a Telephone Company of Central Florida, Inc., on behalf of the corporation, who is personally known to me or who has produced ________ as identification and who (did/did not) take an oath.


                                           _______________________
                                           NOTARY PUBLIC

                                           _______________________
                                           Typed or Printed Name of Notary
                                           My commission expires:_____________
                                           Serial No., if any?:_______________

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.


WITNESSES                       SPRINT-FLORIDA, INC.

/s/ Carolyn D. Kelly            /s/ Jessica Beling
------------------------        ----------------------
Carolyn D. Kelly                By: Jessica Beling
                                Title: Regional Director-Carrier Accounts South

/s/ Linda K. Severance
---------------------------
Linda K. Severance



/s/ Thomas Donaldson            EPICUS, INC., f/ka/ Epic Communications,
---------------------------     Inc., f/k/a Telephone Company of Central
Thomas Donaldson                Florida, Inc.

/s/  Angela Genco               /s/ Gerard Haryman
--------------------------      ------------------------
Angela Genco                    By: Geradrd Haryman
                                Title: President and Chairman of the Board


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